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                                                                    Exhibit 23.1

                    [LETTERHEAD OF KPMG PEAT MARWICK, LLP.]


The Board of Directors
Mellon Bank Corporation:

We consent to the use of our report incorporated by reference and to the reference to our firm under the heading "Independent Public Accountants" in the Prospectus regarding Mellon Bank Corporation's Direct Stock Purchase and Dividend Reinvestment Plan.


/s/ KPMG Peat Marwick LLP
Pittsburgh, Pennsylvania
October 17, 1997